                                                                   EXHIBIT 4.3

================================================================================


                              PACKAGED ICE, INC.,
                                   as Issuer,

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                      and

                       U.S. TRUST COMPANY OF TEXAS, N.A.
                                   as Trustee

                              --------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 16, 1997

                                       to

                                   INDENTURE

                           Dated as of April 17, 1997

                              --------------------



                 12% Series A and Series B Senior Notes due 2004


================================================================================

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 16, 1997, is by and among Packaged Ice, Inc., a Texas corporation (the "COMPANY"), the Subsidiary Guarantors listed on the signature pages hereof, and U.S. Trust Company of Texas, N.A., as trustee (the "TRUSTEE"). All terms not defined herein shall have the meanings assigned to them in the Indenture defined below, as such Indenture is amended by this Supplemental Indenture.

                                    RECITALS

         A. The Company, the Subsidiary Guarantors named therein and the Trustee entered into an indenture, dated as of April 17, 1997 (the "INDENTURE"), relating to $50,000,000 of the Company's 12% Series A and Series B Senior Notes due 2004 (the "NOTES").

         B. The Company, the Subsidiary Guarantors and the Trustee desire to enter into a new indenture (the "SERIES C/D INDENTURE"), relating to $25,000,000 of 12% Series C and Series D Senior Notes due 2004 to be issued by the Company (the "SERIES C/D NOTES").

         C. Pursuant to Section 9.02 of the Indenture, the Company desires to amend the Indenture to permit the execution and delivery of the Series C/D Indenture and the issuance of the Series C/D Notes.

         D. Pursuant to Section 9.01(1) of the Indenture, the Company desires to amend the Indenture to correct a defect therein caused by clerical error.

         E. All conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                  ARTICLE ONE

                             Amendment of Indenture

                 Section 1.1 Addition of New Definitions to Section 1.01 of the Indenture. Section 1.01 of the Indenture is hereby amended by inserting in proper alphabetical order the following new definitions:

         "Series C/D Indenture" means that certain Indenture, dated as of October __, 1997, by and among the Company, the Subsidiary Guarantors named therein and the Trustee, providing for the issuance of Series C/D Notes in the aggregate principal amount of $25,000,000, as such may be amended and supplemented from time to time.

         "Series C/D Notes" means the Company's 12% Series C Senior Notes due 2004 and the Company's 12% Series D Senior Notes due 2004, each issued pursuant to the Series C/D Indenture, as each may be amended and supplemented from time to time.

         Section 1.2 Amendments to Definition of "Permitted Indebtedness" in Section 1.01 of the Indenture.

         (a) Clause (i) of the definition of the term "Permitted Indebtedness" in Section 1.01 of the Indenture is hereby amended by deleting the existing clause (i) and substituting in lieu thereof the following:

                 (i)      Indebtedness under the Securities and the Series C/D
         Notes;

         (b) Clause (v) of the definition of the term "Permitted Indebtedness" in Section 1.01 of the Indenture is hereby amended by deleting the existing clause (v) and substituting in lieu thereof the following:

                 (v) The Subsidiary Guarantees of the Securities and the subsidiary guarantees of the Series C/D Notes as provided for in the Series C/D Indenture;

                 Section 1.3 Amendment to Section 4.14 of the Indenture. Clause
(2) of Section 4.14 of the Indenture is hereby amended by deleting the existing clause (2) and substituting in lieu thereof the following:

         (2) this Indenture and the Series C/D Indenture;

                 Section 1.4 Amendment to Section 7.06 of the Indenture. The second paragraph of Section 7.06 of the Indenture is hereby amended by deleting the reference therein to the date "May 15" and substituting in lieu thereof the date "April 15."


                                  ARTICLE TWO

                            Miscellaneous Provisions

         Section 2.1 Counterparts. This Supplemental Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         Section 2.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.3 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 2.4 Successors and Assigns. All the covenants, stipulations, promises and agreements in this Supplemental Indenture by or on behalf of the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

         Section 2.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

         Section 2.6 Effect of Supplemental Indenture. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         Section 2.7 Trustee. The Trustee accepts the modifications of trusts referenced in the Indenture and effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture as of the date first above written.

                                        PACKAGED ICE, INC.




                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        U.S. TRUST COMPANY OF
                                        TEXAS, N.A., as Trustee


                                        By:
                                            ------------------------------------
                                              Bill Barber, Vice President


                                        SUBSIDIARY GUARANTORS:

                                        SOUTHWESTERN ICE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        MISSION PARTY ICE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        PACKAGED ICE LEASING, INC.



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        SOUTHCO ICE, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------




                                        SOUTHWEST TEXAS PACKAGED ICE, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------